AMERICAN SKIING COMPANY

                               EXCHANGE AGREEMENT

This Exchange Agreement (this "Agreement") is made and entered into as of October 12, 2004, by and between American Skiing Company (the "Company") and Madeleine LLC (the "Holder"), the holder of 10.5% Repriced Convertible Exchangeable Preferred Stock (the "Preferred Stock") of the Company.

                                    RECITALS

WHEREAS, the Holder currently holds 36,626 shares of Preferred Stock of the Company, representing all outstanding shares of Preferred Stock (the "Outstanding Preferred Stock"), on behalf of investment funds and accounts managed by Cerberus Capital Management, L.P. (such funds and accounts, collectively, the "Beneficiary Owners"); and

WHEREAS, the Holder and the Company desire to exchange the Outstanding Preferred Stock for Junior Subordinated Notes due 2012 of the Company (the "Notes") on the terms and conditions set forth in this Agreement (the "Exchange").

NOW, THEREFORE, in consideration of the mutual agreements and obligations set forth herein, the parties hereby agree as follows:

1.   Exchange of Preferred Stock.

     (a) Subject to the terms and conditions herein, the Holder shall sell, transfer, surrender and assign to the Company the Outstanding Preferred Stock and in exchange therefor, the Company shall issue to the Holder the Notes with a principal amount equal to the aggregate liquidation preference of such shares of Preferred Stock plus, without duplication, accrued and unpaid dividends thereon (rounded to the nearest multiple of $100).

     (b) Subject to the terms and conditions herein, the closing of the Exchange (the "Closing") shall occur immediately following the closing of the New Credit Agreement (as defined in Section 3(b)) at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP or such other time and place as the parties agree.

     (c) At the Closing, (i) the Holder shall deliver to the Company one or more certificates or other instruments representing the Outstanding Preferred Stock duly endorsed in blank or accompanied by appropriate instruments of transfer duly endorsed in blank, (ii) the Company and the Holder, as trustee shall enter into an indenture governing the Notes (the "Indenture") which Indenture shall be in the form attached hereto as Exhibit A (with such changes as the parties may agree), (iii) the Company shall issue the Notes (which shall be in substantially the form attached as an exhibit to the Indenture attached hereto as Exhibit A) in certificated form registered in the name of the Holder and (iv) the Holder, as trustee under the Indenture, shall authenticate the Notes.

     (d) The Company shall notify the Holder of the proposed closing date and the principal amount of the Notes to be issued at least two days prior to the Closing.

     (e) Each of the Company and the Holder agrees to execute and deliver such other documents and instruments of transfer as may be necessary to carry out the Exchange.

2.   Representations, Warranties and Covenants.

     (a) The Holder, for itself and for each of the Beneficiary Owners, hereby represents, warrants, acknowledges and agrees with the Company as follows:

          (i) The Holder is the sole legal owner of the Outstanding Preferred Stock, and holds the shares of Outstanding Preferred Stock on behalf of the Beneficiary Owners. The shares of Outstanding Preferred Stock being transferred hereunder are free and clear of any liens, charges or encumbrances and upon completion of the Exchange, the Holders will convey to the Company good title to the shares of Outstanding Preferred Stock free and clear of all liens, charges and encumbrances.

          (ii) The Holder and each of the Beneficiary Owners are "qualified institutional buyers" as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act").

          (iii) The Holder and each of the Beneficiary Owners are acquiring the Notes for the Holder's own account for investment only, and not with a view towards their distribution in violation of the Securities Act.

          (iv) The Holder and each of the Beneficiary Owners have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the investment in the Notes.

          (v) The Holder and each of the Beneficiary Owners understand that the Notes have not been registered under the Securities Act and, therefore, may not be transferred, resold or otherwise disposed of except as permitted under the Securities Act and applicable state securities laws, pursuant to registration or exemption therefrom.

          (vi) (A) The Holder is duly formed, validly existing and in good standing under the laws of its jurisdiction of formation, (B) the Holder has all of the power and authority necessary to enter into this Agreement and to consummate the transactions contemplated hereunder and (C) this Agreement has been duly authorized, executed and delivered by the Holder and is a valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except (x) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (y) as limited by general principles of equity that restrict the availability of equitable remedies.

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

          (vii) Upon consummation of the Exchange, the Holder, for itself and each of the Beneficiary Owners, solely in their capacity as owners of the Outstanding Preferred Stock, hereby releases and forever discharges the Company, its subsidiaries, affiliates, officers, directors, shareholders and employees from any and all actions, causes of action, damages, responsibilities and liabilities arising from or related to the failure by the Company to redeem the Outstanding Preferred Stock on or prior to the Closing.

     (b) The Company hereby represents, warrants, acknowledges and agrees with the Holder as follows:

          (i) (A) The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (B) it has all of the corporate power and authority necessary to enter into this Agreement and to consummate the transactions contemplated hereunder, (C) this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

          (ii) (A) the Company has all necessary power and authority to enter into the Indenture and perform its obligations thereunder; (B) the Indenture has been duly authorized by the Company and, when executed and delivered to the Company and the Holder, as trustee, pursuant to the terms thereof, will constitute a valid and binding obligation of the Company and enforceable against the Company in accordance with its terms, except (x) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (y) as limited by general principles of equity that restrict the availability of equitable remedies.

          (iii) (A) the Company has all necessary power and authority to execute, issue and deliver the Notes and perform its obligations thereunder; (B) the Notes have been duly authorized by the Company and, when executed, authenticated and issued in accordance with the terms of the Indenture and delivered to the Holder pursuant to this Agreement at the Closing, will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except (x) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (y) as limited by general principles of equity that restrict the availability of equitable remedies.

3.   Conditions Precedent.

     (a) The obligations of the Holder hereunder to consummate the Exchange shall be subject to satisfaction (or waiver by the Holder) of the following conditions:

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

          (i) all of the representation and warranties of the Company contained in Section 2(b) are true and correct in all material respects as of the Closing as if made on such date; and

          (ii) the Company shall have accepted for payment and paid for a majority of the outstanding 12% Senior Subordinated Notes due 2006 (the "Senior Notes") pursuant to the terms of the Offer to Purchase dated October 12, 2004 (the "Offer to Purchase"), the supplemental indenture for the proposed amendments to the indenture relating to the Senior Notes described in the Offer to Purchase shall have been executed and delivered and such proposed amendments shall have become operative.

     (b) The obligations of the Company hereunder to consummate the Exchange shall be subject to the satisfaction (or waiver by the Company) of the following conditions:

          (i) all of the representations and warranties of the Holder contained in Section 2(a) are true and correct in all material respects as of the Closing, as if made on such date;

          (ii) the Company shall have entered into new credit agreements on substantially the terms set forth in the commitment letter (including the term sheets delivered in conjunction therewith), dated September 28, 2004, with General Electric Capital Corporation, GECC Capital Markets Group, Inc. and Credit Suisse First Boston (collectively, the "New Credit Agreement"), and the closing of, and the initial funding under, the New Credit Agreement shall have occurred; and

          (iii) the Company shall have accepted for payment and paid for a majority of the outstanding Senior Notes pursuant to the terms of the Offer to Purchase, the supplemental indenture for the proposed amendments to the Indenture relating to the Senior Notes described in the Offer to Purchase shall have been executed and delivered and such proposed amendments shall have become operative.

4. Termination. If the Closing shall not have occurred prior to January 11, 2005, either party may terminate this Agreement by written notice to the other party; provided, however (i) that any party hereto that breaches its obligations hereunder shall have no right to terminate this Agreement; and
     (ii) the termination of this Agreement shall not relieve any breaching party from any liability arising from the breach of its obligations under this Agreement.

5. Supplemental Indenture. (a) At or immediately prior to the Closing, the Company and Oak Hill Capital Partners, L.P. as trustee shall enter into a supplement to the indenture, dated as of August 31, 2001, between the Company and Oak Hill Capital Partners, L.P. (the "Convertible Notes Indenture") that, among other things, extends the maturity of the 11.3025% Convertible Subordinated Notes due 2007 (the "Convertible Subordinated Notes") to the same date as the maturity date of the Notes in the form of Exhibit B hereto (the "Convertible Notes Supplemental Indenture") and (b) at or prior to the Closing, the Company and Oak Hill Capital Partners, L.P.

     shall not amend, modify or alter any terms of Convertible Subordinated Notes or the Convertible Subordinated Notes Indenture other than as provided for in the Convertible Notes Supplemental Indenture; provided, however, that neither party shall be obligated to enter into the Convertible Notes Supplemental Indenture if the conditions set forth in
     Section 3(b) hereof are not satisfied or waived.

6. Successor Trustee. If the Holder transfers, sells, assigns or conveys any Notes to any person that is not an Affiliate (as defined in the Indenture) of the Holder or the Beneficiary Owners and if the trustee under the Indenture either resigns or is removed pursuant to Section 8.08 of the Indenture, the Company hereby agrees to promptly appoint a successor trustee that complies with the terms of the Indenture and is not an Affiliate of the Company, Oak Hill Capital Partners, L.P. or Oak Hill Securities Fund, L.P. at the Company's expense, which trustee shall be reasonably satisfactory to the Holder.

7. Successors and Assigns; No Third Party Beneficiary. This Agreement may not be assigned or transferred by either party without the prior written consent of the other party. Nothing in this Agreement is intended or shall be construed to confer upon, or give to, any person other than the parties hereto and their respective successors and assigns any rights whatsoever and all of the terms, covenants, conditions, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their respective successors and assigns.

8. Entire Agreement; Amendment. This Agreement constitutes the entire understanding and agreement among the parties with regard to all matters herein, and there are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only by an instrument in writing signed by each party.

9. Notice. All notices and other communications required or permitted under this Agreement must be in writing and will be deemed to have been duly given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt. All notices to a party hereto must be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party.

                       If to the Company:

                           American Skiing Company
                           P. O. Box 4552
                           136 Heber Ave.
                           Park City, UT  84060
                           Telecopy:    (435) 615 0340
                           Attention:   Chief Financial Officer
                  with a copy to:

                           American Skiing Company
                           One Monument Way
                           Portland, ME  04101
                           Attention:  Foster Stewart

                  and a copy to:

                  Paul, Weiss, Rifkind, Wharton & Garrison LLP
                           1285 Avenue of the Americas
                           New York, NY  10019
                           Telecopy:  (212) 373-2377
                           Attention:  John C. Kennedy, Esq.

                        If to the Holder:

                            Madeleine, LLC
                            299 Park Avenue
                            New York, NY 10171
                            Attention:  Mark A. Neporent


                  with a copy to:

                           Stuart D. Freedman, Esq.
                           Schulte Roth & Zabel LLP
                           919 Third Avenue
                           New York, NY 10022

10. Governing Law. This Agreement shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

11.  Headings.  The headings of the sections of this  Agreement are inserted for
     convenience   only  and  shall  not   control  or  effect  the  meaning  or
     construction of any of the provisions of this Agreement.

12. Counterparts. This Agreement may be executed by the parties hereto in one or more counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

                            AMERICAN SKIING COMPANY


                            By: /s/ Foster A Stewart, Jr
                               ------------------------------------------------
                               Name: Foster A Stewart, Jr
                               Title: Senior Vice President, Secretary and
                                      General Counsel


                            MADELEINE LLC


                            By:  /s/ Mark A Neporent
                               ------------------------------------------------
                               Name: Mark A Neporent
                               Title: Vice President and Chief Operating Officer


Accepted and agreed with respect to Section 5 hereof only:

Oak Hill Capital Partners, L.P.,

By:  OHCP GenPar, L.P., its general partner

By:  OHCP MGP, LLC, its general partner

By:  /s/ Kevin C Levy
   ------------------------------------------------
   Name: Kevin C Levy
   Title: Vice President



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